FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO AGREEMENT OF LEASE is made this 6th day of February, 2008 by and between G. F. FLORIDA OPERATING ALPHA, INC., (hereinafter called "Landlord") and EMTEC, INC, (hereinafter called "Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Agreement Of Lease, for the premises located at 7843 Bayberry Road, dated February 19, 2002; and a First Amendment to Lease Agreement dated February 24, 2005; and a Second Amendment to Lease Agreement dated March 2, 2006; and a Third Amendment to Lease Agreement dated March 13, 2007; and

WHEREAS, Landlord and Tenant have agreed to make certain Amendments to the Agreement of Lease:

NO, THEREFORE, in consideration of the premises and other good and valuable consideration, the Landlord and Tenant agree as follows:

1. Article Number 2 of the Agreement of Lease is hereby amended to read in it's entirety as follows:
   2. Term. The term of this Lease shall commence on March 1, 2002. The term of this Lease shall end (unless sooner terminated, as provided herein), on the last day of the calendar month of the next succeeding 7 years (February 28, 2009), from the commencement date of the term, without the necessity for notice from either party to the other. The commencement and expiration dates of the term hereof, when determined as hereinabove provided, shall be evidenced by a Supplemental Agreement in recordable form to be executed upon the request of either party by the other party hereto.

2. Article Number 6(A) of the Agreement Of Lease is hereby amended to read as follows:

   6 (A). Base Rent. Tenant shall pay to Landlord, or to Landlord's designate, in care of G. F. Florida Operating Alpha, Inc., 8186 Baymeadows Way West, Jacksonville, FL 32256, or at such other place as Landlord may designate in writing, without notice, demand, deduction, or set-off, annual renal, (hereinafter called "Base rent"), (in accordance with the following schedule), payable in equal monthly installment in advance on the first day of each calendar month during the term, together with all sales tax thereon and any additional rents as hereinafter provided.

Rental Period	Annual Base Rent	Monthly Base Rent
3/1/02-2/28/03	$21,042.00	$1,753.50
3/1/03-2/28/04	$21,876.96	$1,823.08
3/1/04-2/28/05	$22,745.40	$1,895.45

3/1/05-2/28/06	$24,849.60	$2,070.80
3/1/06-2/28/07	$27,086.04	$2,257.17
3/1/07-2/28/08	$28,389.96	$2,365.83
3/1/08-2/28/08	$29,225.04	$2,435.42

3. Nothing herein shall be construed to modify or limit the extent and effect of the Agreement of Lease, except as specifically modified hereby, and all of the remaining terms and conditions of the Agreement of Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement this 28th day of February 2008.

Signed, sealed and delivered
In the presence of:

G. F. FLORIDA OPERATING ALPHA, INC.

By ______________________
"LANDLORD"

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Witness

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Witness

EMTEC, INC.

By ______________________
"TENANT"

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Witness

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Witness